Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190509-01 on Form F-3 of our report dated 26 February 2016, relating to the consolidated financial statements of Abbey National Treasury Services plc, and to the reference to us under the heading “Selected Financial Data” appearing in the Annual Report on Form 20-F of Abbey National Treasury Services plc for the year ended 31 December 2015.

/s/ DELOITTE LLP

London, United Kingdom

4 March 2016